Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-14399, 333-107426, 333-135621, 333-153212, and 333-179389) on Form S-8 of World Acceptance Corporation of our reports dated June 1, 2016, relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in this Annual Report on Form 10-K of World Acceptance Corporation for the year ended March 31, 2016.

/s/ RSM US LLP

Raleigh, North Carolina
June 1, 2016